                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            HELMERICH & PAYNE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            HELMERICH & PAYNE, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

                                      N/A
- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

                                      N/A
- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                                      N/A
- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

                                      N/A
- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

                                      N/A
- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

                                      N/A
- --------------------------------------------------------------------------------
     (3) Filing party:

                                      N/A
- --------------------------------------------------------------------------------
     (4) Date filed:

                                      N/A
- --------------------------------------------------------------------------------

- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                       (LOGO--HELMERICH & PAYNE, INC.)
                            UTICA AT TWENTY-FIRST
                            TULSA, OKLAHOMA 74114

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders of Helmerich & Payne, Inc., will be held on the 41st Floor of the First National Tower Building, 15 East 5th Street, Tulsa, Oklahoma, at 12:00 noon, Tulsa time, on Wednesday, March 1, 1995, for the following purposes:

          1. To elect three Directors comprising the class of Directors of the Corporation known as the "First Class" for a three-year term expiring in 1998.

          2. To consider and transact any other business which properly may come before the meeting or any adjournment thereof.

     In accordance with the By-Laws, the close of business on January 6, 1995, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, said meeting. The stock transfer books will not close.

     The Corporation's Proxy Statement is submitted herewith. The annual report for the year ended September 30, 1994, has been previously mailed to all stockholders.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE TRANSACTED, ARE URGED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE CORPORATION IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                             By Order of the Board of Directors

                                                    /s/ STEVEN R. MACKEY
                                                      STEVEN R. MACKEY
                                                         Secretary

Tulsa, Oklahoma
January 26, 1995

                        (LOGO--HELMERICH & PAYNE, INC.)
                            UTICA AT TWENTY-FIRST
                            TULSA, OKLAHOMA 74114


                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by and on behalf of the management of Helmerich & Payne, Inc., hereinafter referred to as the "Corporation," and will be voted at the Annual Meeting of Stockholders on March 1, 1995. This statement and the accompanying proxy are first being sent or given to stockholders on or about January 26, 1995.

     Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivery of a later-dated proxy.

     The cost of this solicitation will be paid by the Corporation. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. No solicitation is to be made by specially engaged employees or other paid solicitors.

     At the close of business on January 6, 1995, there were 26,764,476 issued and outstanding shares of the common stock of the Corporation, the holders of which, except the Corporation which is the holder of 2,045,816 shares of treasury stock, are entitled to one vote per share on all matters. There is no other class of securities of the Corporation entitled to vote at the meeting. Only stockholders of record at the close of business on January 6, 1995, will be entitled to vote at the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the name and address of each stockholder of the Corporation who beneficially owns more than 5% of the Corporation's common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned, as of January 6, 1995.

                                                      AMOUNT AND
                                                      NATURE OF       PERCENT
    TITLE                NAME AND ADDRESS             BENEFICIAL        OF
  OF CLASS             OF BENEFICIAL OWNER           OWNERSHIP(1)      CLASS
- -------------    --------------------------------    ------------     -------
Common Stock     FMR Corp.
                   82 Devonshire Street
                   Boston, Massachusetts 02109         2,502,026(2)   10.122%
Common Stock     The Capital Group, Inc.
                   333 South Hope Street
                   Los Angeles, California 90071       2,372,400(3)    9.598%

                                                      AMOUNT AND
                                                      NATURE OF       PERCENT
    TITLE                NAME AND ADDRESS             BENEFICIAL        OF
  OF CLASS             OF BENEFICIAL OWNER           OWNERSHIP(1)      CLASS
- -------------    --------------------------------    ------------     -------
Common Stock     State Farm Mutual Automobile
                   Insurance Company
                   One State Farm Plaza
                   Bloomington, Illinois 61710         2,064,300       8.351%
Common Stock     W. H. Helmerich, III
                   1579 East 21st Street
                   Tulsa, Oklahoma 74114               1,499,310(4)    6.065%

- ---------------

(1) Unless otherwise indicated, all shares are owned directly by the named person or entity, with such person or entity possessing sole voting and investment power with respect to such shares.

(2) Includes 2,472,028 shares owned by Fidelity Management & Research Company and 29,998 shares owned by Fidelity Management Trust Company. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity Management & Research Company, and Fidelity Management & Research Company each has the sole power to dispose of 2,472,028 shares owned by Fidelity Management & Research Company. FMR Corp., through its control of Fidelity Management Trust Company, has sole voting and dispositive power over 29,998 shares. This information is based upon FMR's Schedule 13G dated February 11, 1994.

(3) Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group, Inc., exercise investment discretion with respect to 1,472,400 and 900,000 shares, respectively. This information is based upon The Capital Group, Inc.'s Schedule 13G dated February 11, 1994.

(4) Includes 11,710 shares held by Mr. W. H. Helmerich, III, as Trustee in a trust for a member of his immediate family; 300,000 shares owned by The Helmerich Foundation, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee; 10,000 shares owned by Ivy League, Inc., of which Mr. Helmerich is President and Director; and 15,450 shares held by The Helmerich Trust, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee. Mr. Helmerich possesses sole voting and investment power over all indirectly owned shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the total number of shares of common stock beneficially owned by each of the present Directors and nominees, the Corporation's Chief Executive Officer ("CEO") and the other four most highly compensated executive officers (the Chief Executive Officer and other four most highly compensated executive officers collectively, the "named executive officers"), and all Directors and Executive Officers as a group, and the percent of the outstanding common stock so owned by each as of January 6, 1995.

                                              AMOUNT AND
                                              NATURE OF       PERCENT
 DIRECTORS AND NAMED                          BENEFICIAL        OF
  EXECUTIVE OFFICERS      TITLE OF CLASS     OWNERSHIP(1)      CLASS
- ----------------------    --------------     ------------     -------
W. H. Helmerich, III        Common Stock       1,499,310(2)    6.065%
Hans Helmerich              Common Stock         167,263(3)     .677%
George S. Dotson            Common Stock          94,096(4)     .381%
Allen S. Braumiller         Common Stock          37,416(5)     .151%
Steven R. Shaw              Common Stock          36,351(6)     .147%
Douglas E. Fears            Common Stock          30,383(7)     .123%
H. W. Todd                  Common Stock           2,000        .008%
John D. Zeglis              Common Stock           1,500        .006%
Glenn A. Cox                Common Stock           1,000(8)     .004%
George A. Schaefer          Common Stock           1,000        .004%
William L. Armstrong        Common Stock           1,000        .004%
C. W. Flint, Jr.            Common Stock              --           --
All Directors and
  Executive Officers
  as a Group(15)            Common Stock       1,907,280(9)    7.713%

- ---------------

(1) Unless otherwise indicated, all shares are owned directly by the named person, and he has sole voting and investment power with respect to such shares.

(2) Includes 11,710 shares held by Mr. W. H. Helmerich, III, as Trustee in a trust for a member of his immediate family; 300,000 shares owned by The Helmerich Foundation, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee; 10,000 shares owned by Ivy League, Inc., of which Mr. Helmerich is President and Director; and 15,450 shares held by The Helmerich Trust, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee. Mr. Helmerich possesses sole voting and investment power over all indirectly owned shares.

(3) Includes options to purchase 3,096 shares exercisable within 60 days; 36,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; 2,887 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1994; 10,325 shares owned by Mr. Hans Helmerich's wife, with respect to which he has disclaimed all beneficial ownership; 7,400 shares held by Mr. Helmerich as Trustee for various trusts for members of his immediate family, as to which he has sole voting and investment power; and 1,000 shares held by Mr. Helmerich as a Co-trustee for a family trust for which he shares voting and investment power.

(4) Includes options to purchase 3,096 shares exercisable within 60 days; 27,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; 5,917 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1994; 950 shares held in a trust for a family member for which Mr. Dotson, as a Co-trustee, shares voting and investment power; 1,100 shares held by Mr. Dotson as custodian for his children under the Uniform Gifts to Minors Act; and 450 shares owned by Mr. Dotson's wife, with respect to which he has disclaimed all beneficial ownership.

(5) Includes options to purchase 1,053 shares exercisable within 60 days; 12,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; and 5,063 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1994.

(6) Includes options to purchase 1,032 shares exercisable within 60 days; 24,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; and 2,256 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1994.

(7) Includes options to purchase 1,200 shares exercisable within 60 days; 21,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; and 1,384 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1994.

(8) All shares are held in a revocable trust known as the Glenn A. Cox Trust, UTA, with respect to which voting and investment power are shared with Mr. Cox's wife.

(9) Includes options to purchase 10,289 shares exercisable within 60 days; 151,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; and 21,656 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1994.

                             NOMINEES AND DIRECTORS

     The Board of Directors of the Corporation is divided into three classes -- First Class, Second Class, and Third Class -- whose terms expire in different years. The terms of the Directors of the First Class expire this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors of the Second Class and the Third Class do not expire until 1996 and 1997, respectively, and consequently their successors are not to be elected at this Annual Meeting. Upon the conclusion of this Annual Meeting, each of the First, Second and Third Classes will be comprised of three Directors.

     The Directors belonging to the Second Class and the Third Class, which are not up for election at this meeting, and the Nominees for Directors of the First Class, are as follows:

DIRECTORS OF THE SECOND CLASS

                                                                                              YEAR
                                 EXPIRATION                                                  FIRST
                                 OF PRESENT               PRINCIPAL OCCUPATION               BECAME
     NAME                  AGE      TERM               AND CURRENT DIRECTORSHIPS            DIRECTOR
     ----                  ---   ----------   --------------------------------------------  --------
C. W. Flint,                73      1996      Retired Chairman of Flint Industries, Inc.      1968
  Jr.                                           (oil field construction services, general
                                                construction contractor and environmental
                                                consulting, and electronics
(PHOTOGRAPH)                                    manufacturing). Director of Liberty
                                                Bancorp, Inc.; Liberty Bank and Trust Com-
                                                pany of Tulsa, N.A.; Pennzoil Co.; and
                                                Liberty Bank and Trust Company of Oklahoma
                                                City, N.A.
H. W. Todd                  72      1996      Managing Partner, Carlisle Enterprises, L.P.    1971
                                                (acquisitions and mergers within the
(PHOTOGRAPH)                                    aerospace, defense, and industrial
                                                sectors). Director of Pacific Scientific
                                                Co.; and Garrett Aviation Services
John D. Zeglis              47      1996      Senior Vice President -- General Counsel and    1989
                                                Government Affairs of American Telephone
                                                and Telegraph Company (provides products,
(PHOTOGRAPH)                                    services, and systems for the movement and
                                                management of information, including U.S.
                                                and international long-distance
                                                telecommunications services,
                                                telecommunications products for businesses
                                                and consumers, network transmission
                                                systems and equipment, computers, and
                                                electronic components). Director of
                                                Illinova Corp.; and Illinois Power Co.

DIRECTORS OF THE THIRD CLASS

                                                                                              YEAR
                                 EXPIRATION                                                  FIRST
                                 OF PRESENT               PRINCIPAL OCCUPATION               BECAME
     NAME                  AGE      TERM               AND CURRENT DIRECTORSHIPS            DIRECTOR
     ----                  ----  ----------   --------------------------------------------  --------
W. H. Helmerich, III        72      1997      Chairman of the Board of the Corporation.       1949
                                                Director of Atwood Oceanics, Inc.; Liberty
(PHOTOGRAPH)                                    Bancorp, Inc.; Liberty Bank and Trust
                                                Company of Tulsa, N.A.; Caterpillar Inc.;
                                                and Liberty Bank and Trust Company of
                                                Oklahoma City, N.A.
William L. Armstrong        57      1997      Chairman of Ambassador Media Corporation and    1992
                                                Cherry Creek Mortgage Company (television
(PHOTOGRAPH)                                    broadcasting and mortgage banking).
                                                Director of International Family
                                                Entertainment, Inc.; NaTec Resources,
                                                Inc.; Provident Life & Accident Insurance
                                                Company of America; and Storage Technology
                                                Corporation
Glenn A. Cox                65      1997      Retired President and Chief Operating           1992
                                                Officer of Phillips Petroleum Company
(PHOTOGRAPH)                                    (large integrated oil company). Director
                                                of Bank of Oklahoma, N.A.; BOK Financial
                                                Corporation; The Williams Companies, Inc.;
                                                and Union Texas Petroleum Holdings, Inc.

NOMINEES FOR THE DIRECTORS OF THE FIRST CLASS

                                                                                              YEAR
                                 EXPIRATION                                                  FIRST
                                 OF PRESENT               PRINCIPAL OCCUPATION               BECAME
     NAME                  AGE      TERM               AND CURRENT DIRECTORSHIPS            DIRECTOR
     ----                  ----  ----------   --------------------------------------------  --------
Hans Helmerich              36      1995      President of the Corporation and Chief          1987
                                                Executive Officer; holds similar positions
(PHOTOGRAPH)                                    as Chairman or President and as Chief
                                                Executive Officer of subsidiary companies.
                                                Director of Atwood Oceanics, Inc.
George S. Dotson            54      1995      Vice President of the Corporation and           1990
                                                President and Chief Operating Officer of
(PHOTOGRAPH)                                                Helmerich & Payne International Drilling
                                                Co.; holds similar positions as President
                                                and Chief Operating Officer of Helmerich &
                                                Payne International Drilling Co.
                                                subsidiary companies. Director of Atwood
                                                Oceanics, Inc.
George A. Schaefer          66      1995      Retired Chairman and Chief Executive Officer    1988
                                                of Caterpillar Inc. (manufacturer of
(PHOTOGRAPH)                                    earthmoving, construction, and
                                                materials-handling machinery and
                                                equipment). Director of Aon Corporation;
                                                McDonnell Douglas Corporation; Morton
                                                International; and Caterpillar Inc.

     With regard to the election of the Directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Unless otherwise specified, the proxies on the enclosed form which are executed and returned will be voted for the nominees listed above as "Nominees for Directors of the First Class." The proxies executed and returned on the enclosed form can be voted only for the named nominees. If any one of the nominees is not a candidate at the Annual Meeting, an event which management does not anticipate, the proxies will be voted for a substitute nominee. The election of Directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. Abstentions and broker nonvotes shall not be counted except for purposes of determining the presence of a quorum at the meeting.

     The Corporation's transfer agent will tabulate all votes which are received prior to the date of the Annual Meeting. The Corporation has appointed two employee inspectors of the elections to receive the transfer agent's tabulation, to tabulate all other votes, and to certify the results of the elections.

     The principal occupation of each of the Directors and the Nominees for Directors of the First Class is as set forth in the tables above and has been the same occupation for the past five years except with respect to: (i) Mr. William L. Armstrong, who was a United States Senator from Colorado from 1978 through 1990; (ii) Mr. George A. Schaefer, who retired effective June 30, 1990, after being Chairman of the Board and Chief Executive Officer of Caterpillar Inc. since 1985; (iii) Mr. H. W. Todd, who retired effective January 1, 1990, after being Chairman of the Board, Chief Executive Officer, and President of Rohr Industries, Inc., for more than the past five years; (iv) Mr. Glenn A. Cox, who retired effective December 23, 1991, after being President and Chief Operating Officer of Phillips Petroleum Company since 1985; and (v) Mr. C. W. Flint, Jr., who retired effective June 16, 1992, after being Chairman of Flint Industries, Inc., for more than the past five years. Mr. Hans Helmerich is a son of Mr. W. H. Helmerich, III.

ATTENDANCE

     There were four regularly scheduled meetings of the Board of Directors held during fiscal 1994. No Director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and its committees held during fiscal 1994.

COMMITTEES

     Mr. C. W. Flint, Jr. and Mr. Glenn A. Cox are members of the Audit Committee. The functions of the Audit Committee include: (i) reviewing with management and the Corporation's independent accountants the scope of the various audits to be conducted during the coming year; (ii) reviewing with management and the independent accountants the results of such audits, including the auditor's comments on the Corporation's accounting policies and the adequacy of the internal controls; (iii) discussing with management and the independent accountants the Corporation's annual financial statements; (iv) reviewing fees paid to, and the scope of services provided by, the independent accountants; (v) reviewing the independence of the independent accountants; (vi) recommending to the full Board the engagement or discharge of the independent accountants; and
(vii) monitoring compliance with the Foreign Corrupt Practices Act. During the year ended September 30, 1994, the Audit Committee held three meetings.

     During fiscal 1994, Mr. John D. Zeglis, Mr. George A. Schaefer, Mr. W. H. Helmerich, III and Mr. W. F. Martin were members of the Human Resources Committee. Mr. W. H. Helmerich, III and Mr. W. F. Martin were members of such Committee from October 1, 1993 through November 30, 1993, and October 1, 1993 through March 2, 1994, respectively. Mr. William L. Armstrong was appointed to such

Committee on December 5, 1994 and participated in decisions regarding fiscal 1994 compensation of the named executive officers. The functions of the Human Resources Committee are to review and make recommendations or decisions regarding: (i) the election and salaries of officers and key management employees; (ii) bonus awards, stock option plans and awards, and other fringe benefit plans; and (iii) management succession. During the year ended September 30, 1994, the Human Resources Committee held one meeting.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The information contained in the following Summary Compensation Table for fiscal years 1994, 1993, and 1992 is furnished with respect to the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                                ---------------------------------
                               ANNUAL COMPENSATION                      AWARDS            PAYOUTS
                     ----------------------------------------   -----------------------   -------
                                                     (1)           (2)          (3)
                                                    OTHER       RESTRICTED   SECURITIES                 (4)
                                                    ANNUAL        STOCK      UNDERLYING    LTIP      ALL OTHER
NAME AND PRINCIPAL                               COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
     POSITION        YEAR   SALARY($) BONUS($)       ($)           ($)          (#)         ($)         ($)
- -------------------  -----  -------   --------   ------------   ----------   ----------   -------   ------------
Hans Helmerich       1994   247,925    75,000         635           --           --         --          9,562
President and        1993   223,463    75,000         720           --           --         --          8,501
CEO                  1992   210,313    75,000         648           --           --         --          9,703
George S. Dotson     1994   219,800    70,000         650           --           --         --          8,430
Vice President and   1993   201,850    70,000         720           --           --         --          7,680
President of         1992   186,500    70,000         648           --           --         --          9,361
Drilling Subsidiary
Steven R. Shaw       1994   170,000    35,000         632           --           --         --          6,807
Vice President       1993   160,375    35,000         720           --           --         --          6,484
Production           1992   151,750    35,000         648           --           --         --          9,502
Allen S. Braumiller  1994   159,525    20,000         458           --           --         --         34,234
Vice President       1993   148,263    20,000         720           --           --         --         35,157
Exploration          1992   140,813    20,000         648           --           --         --         39,505
Douglas E. Fears     1994   140,600    15,000         630           --           --         --          5,921
Vice President       1993   131,513    15,000         720           --           --         --          6,797
Finance              1992   125,062    15,000         648           --           --         --          7,038

- ---------------

(1) The amounts specified in this column represent payments of estimated tax liability with respect to company-provided health and retirement benefits. The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10% of the total annual salary and bonus reported for each of the named executive officers.

(2) As of September 30, 1994, Messrs. Helmerich, Dotson, Shaw, Braumiller, and Fears held 36,000, 27,000, 24,000, 12,000, and 21,000 shares of restricted stock, respectively, with the value thereof on September 30, 1994 being $1,012,500, $759,375, $675,000, $337,500, and $590,625, respectively.
    Notwithstanding these reported amounts, the actual value of the restricted stock held by the named executive officers will depend on the market value of the Corporation's stock at a future date. The terms of the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc. (the "Restricted Stock Plan") provide for vesting of 20% of the total number of shares awarded the participant on each of the third, fourth, fifth, sixth, and seventh anniversary dates of the award. The Restricted Stock Plan prohibits a subsequent grant under such Plan until the restrictions upon any former grant have completely expired. If the participant for any reason ceases to be an employee of the Corporation, all shares then subject to restriction will be forfeited. Dividends will be payable on shares if and to the extent dividends are paid on the Corporation's stock generally.

(3) The references to "SARs" in the Summary Compensation Table and all other tables in this Proxy Statement have been omitted, since the Corporation has never authorized any SARs.

(4) With respect to each of the named executive officers except Mr. Braumiller, the amounts specified in this column represent only the Corporation's matching contributions to its 401(k) Plan in behalf of each such executive officer. With respect to Mr. Braumiller, $6,725, $6,104 and $7,922 were contributed to the 401(k) Plan by the Corporation in Mr. Braumiller's behalf in each of fiscal years 1994, 1993, and 1992, respectively. In each of fiscal years 1994, 1993, and 1992, Mr. Braumiller was paid $27,509, $29,053 and $31,583, respectively, pursuant to an overriding royalty plan applicable only to geologists and geophysicists. Since Mr. Braumiller has previously satisfied all vesting requirements under the overriding royalty plan, he shall continue to receive payments thereunder regardless of whether Mr. Braumiller continues in the employment of the Corporation. The overriding royalty plan requires payments to be made to participants at least semi-annually. Currently, payments are being made to Mr. Braumiller on a quarterly basis. Although the overriding royalty plan was terminated effective September 30, 1985, Mr. Braumiller's share of all overriding royalties earned under such plan prior to September 30, 1985, will continue to be paid to him until production in commercial quantities ceases.

STOCK OPTION GRANTS

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                        NUMBER OF
                                                                        SECURITIES
                                                                        UNDERLYING
                                                                         OPTIONS
                                                                         GRANTED
                                       NAME                                (#)
            ----------------------------------------------------------  ----------
            Hans Helmerich............................................     None
            George S. Dotson..........................................     None
            Steven R. Shaw............................................     None
            Allen S. Braumiller.......................................     None
            Douglas E. Fears..........................................     None

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the named executive officers of the Corporation concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                 NUMBER OF
                                                                                SECURITIES        VALUE OF
                                                                                UNDERLYING      UNEXERCISED
                                                                                UNEXERCISED     IN-THE-MONEY
                                                                                OPTIONS AT       OPTIONS AT
                                                                                 FY-END(#)      FY-END($)(1)
                                         SHARES ACQUIRED                       EXERCISABLE/     EXERCISABLE/
                  NAME                   ON EXERCISE(#)    VALUE REALIZED($)   UNEXERCISABLE   UNEXERCISABLE(2)
                  ----                   ---------------   -----------------   -------------   ----------------
Hans Helmerich...........................      4,494             14,044             3,096/          27,090/
                                                                                   18,540           94,654

George S. Dotson.........................      4,494             12,920             3,096/          27,090/
                                                                                   18,540           94,654

Steven R. Shaw...........................        --                --               1,032/           9,030/
                                                                                   18,540           94,654

Allen S. Braumiller......................        --                --               1,053/           9,609/
                                                                                    6,458           28,817

Douglas E. Fears.........................        --                --               1,200/(3)         --  /
                                                                                    9,600           28,687

- ---------------

(1) Fair market value used for computations in this column was $28.125 per share, which was the Corporation's closing price of its common stock on September 30, 1994.

(2) The Incentive Stock Option Plan pursuant to which certain options noted in this table were granted contains a cumulative restriction feature requiring sequential exercise of options granted under such plan. Therefore, certain out-of-the-money options must be exercised prior to certain in-the-money options.

(3) These options were out-of-the-money as of September 30, 1994.

    LONG-TERM INCENTIVE PLANS

              LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                        NUMBER OF
                                                                      SHARES, UNITS
                                                                        OR OTHER
                                      NAME                             RIGHTS (#)
            --------------------------------------------------------  -------------
            Hans Helmerich..........................................       None
            George S. Dotson........................................       None
            Steven R. Shaw..........................................       None
            Allen S. Braumiller.....................................       None
            Douglas E. Fears........................................       None

PENSION PLANS

     The pension plan benefit under the Corporation's retirement plan is calculated pursuant to the following formula:

                 Compensation X 1.5% = Annual Pension Benefit.

Pension benefits, which are accrued annually, are determined based on compensation received throughout a participant's career. "Compensation" includes salary, bonus, vacation pay, sick pay, Section 401(k) elective deferrals, and
Section 125 "cafeteria plan" deferrals. Therefore, the pension benefit is not determined primarily by final compensation and years of service.

     Based upon this formula, an assumed annual salary growth rate of 6%, and an age 62 retirement date, the estimated annual benefits payable to each named executive officer at retirement are:

                                                                                     ANNUAL
                                                                       CURRENT     RETIREMENT
                                  NAME                                   AGE       BENEFIT(1)
    -----------------------------------------------------------------  -------     ----------
    Hans Helmerich...................................................     36        $364,845
    George S. Dotson.................................................     54        $129,855
    Steven R. Shaw...................................................     44        $126,338
    Allen S. Braumiller..............................................     60        $ 52,689
    Douglas E. Fears.................................................     45        $ 84,408

- ---------------

(1) The annual retirement benefit has not been reduced for statutory compensation and benefit limits, as amounts over these limits would be payable pursuant to the Supplemental Retirement Income Plan for Salaried Employees of Helmerich & Payne, Inc. The benefits listed above are computed as a straight single life annuity and are not subject to any reduction for Social Security or other offset amounts.

REPORT ON REPRICING OF OPTIONS

                           TEN-YEAR OPTION REPRICINGS

                                                                       NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING
                                                                        OPTIONS
                                                                      REPRICED OR
                                       NAME                           AMENDED (#)
            -----------------------------------------------------     -----------
            Hans Helmerich......................................         None
            George S. Dotson....................................         None
            Steven R. Shaw......................................         None
            Allen S. Braumiller.................................         None
            Douglas E. Fears....................................         None

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1994, the members of the Corporation's Human Resources Committee (which functions as the Corporation's compensation committee) were Mr. George A. Schaefer, Mr. John D. Zeglis, Mr. W. H. Helmerich, III, and Mr. W. F. Martin. Messrs. Helmerich and Martin served on such Committee from October 1, 1993 through November 30, 1993, and October 1, 1993 through March 2, 1994, respectively. Mr. William L. Armstrong was appointed to such Committee on December 5, 1994 and participated in decisions regarding fiscal 1994 compensation of the named executive officers. No executive officer of the Corporation has any relationship covered by the Compensation Committee Interlock regulations.

     Mr. W. H. Helmerich, III, Chairman of the Board, retired from the Corporation in December of 1989. Pursuant to a consulting agreement with the Corporation, he receives $154,800 per year for a one-year term commencing January 1, 1990, plus reimbursement of reasonable business, travel, and other expenses in consideration of his agreement to provide advisory and consulting services (exclusive of services rendered by Mr. Helmerich as Chairman of the Board) to the Corporation. The consulting agreement is automatically renewed for successive one-year terms unless terminated by the Corporation or Mr. W. H. Helmerich, III.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-OF-CONTROL ARRANGEMENTS

     The Helmerich & Payne, Inc., 1990 Stock Option Plan contains a provision whereby all stock options will automatically become fully vested and immediately exercisable without the requirement of any further act by the Corporation or participant in the event of a "change of control" of the Corporation, as defined in such plan. Pursuant to an agreement between the Corporation and the participants under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc., all restricted shares will automatically become fully vested, free of restrictions, without the requirement of any further act by the Corporation or a participant in the event of a "change of control" of the Corporation, as defined in such agreement.

     If a named executive officer dies prior to age 65 while employed by the Corporation or after having retired under the Corporation's pension plan, then pursuant to an agreement with each named executive officer the surviving spouse of such deceased executive will be paid $2,250 per month for 120 consecutive months, commencing upon the date of death. Alternatively, if the named executive officer remains in the employment of the Corporation until age 65 or has retired under the provisions of the Corporation's pension plan, then commencing on his 65th birthday such executive officer shall be paid $225 per month for 120 consecutive months.

                        HUMAN RESOURCES COMMITTEE REPORT

          Decisions with regard to the compensation of the Corporation's executive officers are generally made by the Human Resources Committee of the Board of Directors ("Committee"). Each member of the Committee is a non-employee director. Decisions about awards under the Corporation's stock-based compensation plans are made by the Committee and reported to the Board. All other decisions by the Committee relating to compensation of the Corporation's executive officers are reviewed by the Board. Generally, the Committee meets in December following the end of a particular fiscal year to consider prospective calendar-year salary adjustments, as well as to consider bonus compensation for executive officers during the prior calendar year.

       Executive Officer Compensation Policies

          The Corporation's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Corporation's performance, recognize individual initiative and achievements, and assist the Corporation in attracting and retaining qualified executives. The Committee relies in large part on compensation studies for the determination of competitive compensation. These studies include salary and bonus compensation data from several competitor companies including that contained within the S&P Oil and Gas Drilling Index on page 16 of this Proxy Statement. Also, when the Committee contemplates the awarding of stock grants or options to its executives, it considers the nature and amount of stock awards made by competitor companies to their executive officers. In order to implement these objectives, the Corporation has developed a straightforward compensation package consisting of salary, annual bonus, and periodic awards of stock options and/or restricted stock. Each element of the compensation package serves a particular purpose. Salary and bonus are primarily designed to award current and past performance. Awards of stock options and restricted stock are primarily designed to tie a portion of each executive's compensation to long-term future performance of the Corporation. The value of these awards will increase or decrease based upon the future price of the Corporation's stock. Base salaries are conservatively set to recognize individual performance while attempting to approximate the average level of base salaries among the Corporation's competitors. Annual bonuses to executive officers are awarded based upon corporate performance criteria, competitive considerations, and the Committee's subjective determination of individual performance.

          In determining executive compensation for fiscal 1994, the Committee considered the Corporation's overall historical performance and its future objectives and challenges rather than utilizing a formula based on any particular performance measure in a single year. The Committee believes that this policy provides a certain degree of stability in executive compensation considering the cyclical nature of the Corporation's businesses. Within this framework, the Committee considered the following equally weighted performance factors in making its compensation decisions in fiscal 1994: earnings per share; cash flow from operations; return on operating assets; and status of the

     Corporation's competitive position. The Committee determined that these performance factors met its expectations during fiscal 1994.

          Section 162(m) of the Internal Revenue Code, effective January 1, 1994, provides that certain compensation to certain executive officers in excess of $1 million will not be deductible for federal income tax purposes. The current compensation levels of the Corporation's executive officers are well below the $1 million threshold. In the event that the Corporation's compensation levels approach the $1 million deduction cap, the Committee will further analyze Section 162(m) and take such action as it deems appropriate.

       Stock Plans

          The Committee believes that stock ownership by management through stock-based compensation arrangements is beneficial in aligning management's and stockholders' interests. Although the named executive officers did not receive any grants under the Corporation's Restricted Stock Plan in fiscal 1994, the Committee believes that by making infrequent stock awards for a significant number of shares, as was done with restricted stock in 1990, the participant will be motivated to increase the Corporation's profits, asset values, and stock price over the long term. The Restricted Stock Plan provides for vesting of 20% of the total number of shares awarded to the participant on each of the third, fourth, fifth, sixth, and seventh anniversary dates of the award. The Restricted Stock Plan prohibits a subsequent grant under such Plan until all restrictions attributable to any former grant have expired. If the participant for any reason ceases to be an employee of the Corporation prior to the expiration of all restrictions, all shares then subject to restriction will be forfeited. Further, since the date of the restricted stock grants, no stock options have been awarded to any of the Restricted Stock Plan participants.

       Compensation Paid to the Chief Executive Officer

          Compensation paid to the CEO in fiscal 1994 consisted primarily of base salary and annual bonus. In fiscal 1994, Mr. Helmerich received a $75,000 bonus. The amount of such annual bonus has remained unchanged for the past three years. In addition, Mr. Helmerich received an 8.2% salary increase from the amount of salary and bonus received in fiscal year 1993. The increase in CEO compensation was made in light of the Committee's subjective assessment of the quality of leadership displayed by Mr. Helmerich during a period of instability in the energy industry, and in consideration of the continued profitability of the Corporation.

                   SUBMITTED BY THE HUMAN RESOURCES COMMITTEE

    William L. Armstrong          W. H. Helmerich, III         W. F. Martin
                       George A. Schaefer                        John D. Zeglis

PERFORMANCE GRAPH

     The following performance graph reflects yearly percentage change in the Corporation's cumulative total stockholder return on common stock as compared with the cumulative total return of the S&P 500 Stock Index and the S&P Oil & Gas Drilling Index. All cumulative returns assume reinvestment of dividends and are calculated on a fiscal year basis ending on September 30 of each year.

                    CUMULATIVE TOTAL RETURN TO SHAREHOLDERS

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            1989            1990            1991            1992            1993            1994
HELMERICH & PAYNE                       100.00          105.32           83.49           98.45          125.98          106.13
S&P 500 INDEX                           100.00           90.76          119.04          132.20          149.39          154.89
S&P OIL & GAS DRILLING INDEX            100.00          132.53           85.26           95.70          116.74           93.77

DIRECTOR COMPENSATION

     Each Director not regularly employed by the Corporation presently receives a retainer of $2,500 per quarter on each December 1, March 1, June 1, and September 1 that he is a Director and an attendance fee of $2,500 for each regularly scheduled meeting that he attends, plus expenses incurred in connection with attending meetings. Mr. W. H. Helmerich, III receives no compensation from the Corporation for serving as its Chairman of the Board. In addition, members of the Audit Committee and the Human Resources Committee (other than Mr. W. H. Helmerich, III) receive a fee of $500 per meeting attended, plus expenses incurred in connection with attending meetings. It is anticipated that there will be four regularly scheduled meetings of the Board of Directors during fiscal 1995.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Mr. W. H. Helmerich, III acts as a consultant to the Corporation pursuant to a consulting agreement described under "Compensation Committee Interlocks and Insider Participation."

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     For the fiscal year ended September 30, 1994, all required reports were filed on a timely basis with the Securities and Exchange Commission. In making this disclosure, the Corporation has relied solely upon the written representations of its directors and executive officers and copies of the reports they have filed with the Securities and Exchange Commission.

INDEPENDENT ACCOUNTANTS

     The Audit Committee of the Corporation's Board of Directors on April 5, 1994, approved the dismissal of Arthur Andersen LLP as the Corporation's certifying accountant and on such date appointed Ernst & Young LLP as the Corporation's new certifying accountant.

     Arthur Andersen LLP's report on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. Further, during fiscal years 1992 and 1993 and that portion of fiscal 1994 ending April 5, 1994, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     For the Corporation's fiscal years 1992 and 1993 and that portion of fiscal 1994 ending April 5, 1994, there were no reportable events as described in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

     The Corporation has not during fiscal years 1992 and 1993 and that portion of fiscal 1994 ending April 5, 1994 consulted with Ernst & Young LLP regarding any matters described in Item 304(a)(2) of Regulation S-K.

     The independent public accounting firm selected by the Corporation for the current year which audited the accounts of the Corporation for the fiscal year most recently completed is Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions.

STOCKHOLDER PROPOSALS

     The Corporation's annual meeting for 1996 will be held Wednesday, March 6, 1996. Any stockholder wishing to submit a proposal to the vote of the stockholders at such 1996 annual meeting must submit such proposal or proposals in writing to the Corporation at its executive office in Tulsa, Oklahoma,
Attention: Corporate Secretary, on or before September 30, 1995.

OTHER MATTERS

     As of this date, management knows of no business which will come before the meeting other than that set forth in the notice of said meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in accordance with their best judgment.

                                             By Order of the Board of Directors

                                                    /s/ STEVEN R. MACKEY
                                                      STEVEN R. MACKEY
                                                         Secretary

Dated: January 26, 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           NOTICE OF ANNUAL MEETING

                               OF STOCKHOLDERS

                                  TO BE HELD

                                MARCH 1, 1995

                                     AND

                               PROXY STATEMENT



                        (HELMERICH & PAYNE, INC. LOGO)


                           HELMERICH & PAYNE, INC.
                            UTICA AT TWENTY-FIRST
                            TULSA, OKLAHOMA 74114


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         APPENDIX TO ELECTRONIC FILING

                        LIST OF IMAGE INFORMATION NOT
                             FILED ELECTRONICALLY


     Photographs of the Directors and Nominees for Directors have been omitted from Pages 5 through 7 of this Proxy Statement.

     A graphic representation of the Performance Graph described on Page 16 of this Proxy Statement has been omitted.

PROXY FOR ANNUAL MEETING                      THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE
HELMERICH & PAYNE, INC.                   BOARD OF DIRECTORS.
                                          The undersigned hereby appoints as his/her proxies,
- ---------------------------------------   with powers of substitution and revocation, W. H.
                                          Helmerich, III, Hans Helmerich, and Steven R.
                                          Mackey, or each of them, to vote all shares of
                                          Helmerich & Payne, Inc., which the undersigned would
                                          be entitled to vote at the Annual Meeting of
                                          Stockholders of Helmerich & Payne, Inc., to be held
                                          on the 41st Floor of the First National Tower
                                          Building, 15 East Fifth Street, Tulsa, Oklahoma, on
                                          Wednesday, March 1, 1995, at 12:00 noon, Tulsa time,
                                          and all adjournments thereof.

1. Nominees for Directors of the "First Class" for a three-year term are Hans Helmerich, George S. Dotson, and George A. Schaefer. DIRECTORS RECOMMEND A VOTE FOR ITEM 1.

      / / FOR all listed nominees          / / WITHHOLD vote from             / / WITHHOLD vote only from
                                               all listed nominees                ________________________

                            (Continued on Next Page)


- --------------------------------------------------------------------------------


                          (Continued from First Page)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE WISHES OF THE STOCKHOLDER AS SPECIFIED IN THE SQUARES AND ON THE LINE PROVIDED ON THE REVERSE SIDE HEREOF; HOWEVER, IF NO SPECIFICATION IS MADE IN THE SQUARES OR ON THE LINE PROVIDED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FULL SLATE OF DIRECTORS.

    PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                Dated:                   , 1995.




                                                --------------------------------
                                                (Sign here exactly as name
                                                appears. When signing as
                                                attorney, executor,
                                                administrator, guardian, or
                                                corporate official, please give
                                                your full title as such.)